As filed with the Securities and Exchange Commission on June 14, 2006
Registration No. 333-10815

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Post-Effective Amendment No. 1 To
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

RURAL CELLULAR CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Minnesota	41-1693295
(State or Other Jurisdiction	(IRS Employer
of Incorporation or	Identification No.)
Organization)
3905 Dakota Street
P. O. Box 2000
Alexandria, Minnesota 56308-2000
(Address of Principal Executive Offices) (Zip Code)
RURAL CELLULAR STOCK OPTION PLAN FOR NONEMPLOYEE DIRECTORS
(Full title of the plan)
Richard P. Ekstrand, President
3905 Dakota Street
P. O. Box 2000
Alexandria, Minnesota 56308-2000
(Name and address of agent for service)
(320) 762-2000
(Telephone number, including area code, of agent for service)
Copies to:
Deanne M. Greco, Esq.
Moss & Barnett
A Professional Association
4800 Wells Fargo Center
90 South 7th Street
Minneapolis, MN 55402
Telephone: (612) 347-0287

EXPLANATORY NOTE
SIGNATURES

EXPLANATORY NOTE
     On August 26, 1996 and May 31, 2002, we filed our Registration Statements on Form S-8, File Nos. 333-10815 and 333-89448, respectively, relating to an aggregate of 400,000 shares of our Class A common stock for issuance pursuant to the Rural Cellular Corporation Stock Option Plan for Nonemployee Directors (“Directors Plan”). On June 14, 2006, we filed our Registration Statement on Form S-8, File No. 333-134998, relating to an aggregate of 1,255,697 shares of Class A common stock for issuance pursuant to the Rural Cellular Corporation 2006 Omnibus Incentive Plan (the “2006 Plan”). The 1,255,697 shares included 1,000,000 shares authorized under the 2006 Plan, plus 200,500 shares then remaining under the Directors Plan.
     We are filing this Post-Effective Amendment No. 1 to deregister 10,500 shares under the Directors Plan. We are also filing a Post-Effective Amendment to Form S-8 (File No. 333-89448) to deregister 190,000 shares under the Directors Plan.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alexandria, State of Minnesota, on June 13, 2006.

RURAL CELLULAR CORPORATION

By	/s/ Richard P. Ekstrand Richard P. Ekstrand, President
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below on the 13th day of June, 2006 by the following persons in the capacities and on the dates indicated:

Name	Title
President and Chief Executive Officer (Principal Executive Officer) and Director
/s/ Richard P. Ekstrand Richard P. Ekstrand
Executive Vice President, Chief Financial Officer (Principal Financial Officer) and Director
/s/ Wesley E. Schultz Wesley E. Schultz
Senior Vice President – Finance and Accounting (Principal Accounting Officer)
/s/ David Del Zoppo David Del Zoppo

Director
/s/ Paul Finnegan Paul Finnegan

Director
/s/ Anthony J. Bolland Anthony J. Bolland

Director
/s/ James V. Continenza James V. Continenza

Director
/s/ Ann K. Newhall Ann K. Newhall

Director
/s/ Jacques Leduc Jacques Leduc

/s/ George M. Revering George M. Revering	Director

/s/ Don Swenson Don Swenson	Director

/s/ George W. Wikstrom George W. Wikstrom	Director

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